UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On July 22, 2022, Trinity Capital Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Keefe, Bruyette & Woods, Inc. and UBS Securities LLC as representatives of the several underwriters named in Schedule 1 thereto, in connection with the issuance and sale of $50,000,000 aggregate principal amount of the Company’s 7.00% Notes due 2025 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The Company also granted to the underwriters an option to purchase from the Company up to an additional $7,500,000 aggregate principal amount of the Notes solely to cover over-allotments in accordance with the Underwriting Agreement.

The Notes were issued on July 19, 2022 as additional notes under the Base Indenture, dated January 16, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (together with its successor in interest, U.S. Bank Trust Company, National Association, the “Trustee”), as supplemented by the First Supplemental Indenture, dated January 16, 2020 (the “First Supplemental Indenture”; and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $125,000,000 aggregate principal amount of the 7.00% Notes due 2025 (the “Existing Notes”) on January 16, 2020. The Notes are treated as a single series with the Existing Notes under the Indenture and have the same terms as the Existing Notes (other than issue date and issue price). The Notes have the same CUSIP number and are fungible and rank equally with the Existing Notes. The outstanding aggregate principal amount of the Company’s 7.00% Notes due 2025 is $175,000,000 (or $182,500,000 if the underwriters’ over-allotment option in the Offering is exercised in full).

The Notes bear interest at a rate of 7.00% per year payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. The Notes will mature on January 16, 2025 and may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after January 16, 2023, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Notes and the Existing Notes are expected to be listed on the Nasdaq Global Select Market (“Nasdaq”) and to trade on Nasdaq within 30 days of the issue date under the trading symbol “TRINL.”

The Company expects to use the net proceeds from the Offering to pay down its existing indebtedness outstanding under a credit agreement (the “Credit Agreement”) with KeyBank, National Association (“KeyBank”), in an amount expected to be equal to approximately $48.0 million. The Company intends to use the remaining net proceeds from this offering to make investments in accordance with its investment objective and investment strategy and for general corporate purposes. The Credit Agreement has a maturity date of October 27, 2026 and grants the Company, through its wholly owned subsidiary TrinCap Funding, LLC (“TCF”), a borrowing capacity of up to $400 million, with committed availability of up to $300 million. Borrowings under the Credit Agreement bear interest at a rate equal to Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus, currently, 2.85%, subject to the number of eligible loans in the collateral pool. As of July 14, 2022, approximately $232.0 million was outstanding under the Credit Agreement. The Company may re-borrow under the Credit Agreement to make investments in accordance with its investment objective and investment strategy and for general corporate purposes.

The Notes are the direct, unsecured obligations of the Company and rank pari passu, or equal, in right of payment with all of the Company’s other future and outstanding unsecured, unsubordinated indebtedness. The Notes rank effectively subordinated, or junior, to any of our future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form N-2 (File No. 333- 261782), the prospectus supplement dated July 19, 2022 and the pricing term sheet filed with the SEC on July 20, 2022. The transaction closed on July 22, 2022. The net proceeds to the Company were approximately $48.0 million, based on the public offering price of 99.52% of the aggregate principal amount of the Notes, after deducting the underwriting discount of $1.5 million and the estimated offering expenses of approximately $0.3 million payable by the Company, subject to the agreement by the underwriters to reimburse us for certain expenses incurred in connection with this offering.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture, and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.02 -- Results of Operations and Financial Condition

In a prospectus supplement dated July 19, 2022, the Company disclosed certain preliminary estimates of its financial condition and results of operations for the three months ended June 30, 2022. The Company estimates:

During the quarter ended June 30, 2022, the Company originated approximately $302.3 million of total new commitments, which was comprised of $195.1 million in secured loans, $106.0 million in equipment financings and $1.2 million in equity investments.

As of June 30, 2022, the Company's unfunded commitments totaled approximately $372.9 million. These unfunded commitments are subject to a bring-down due diligence review and investment committee approval prior to funding. In addition, certain of these unfunded commitments are subject to achieving certain milestones. The Company anticipates a significant portion of the commitments may fund over the next twelve months. Since a portion of these commitments may expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements.

Investments funded in the quarter ended June 30, 2022 totaled approximately $193.8 million, which was comprised of $140.7 million in secured loans, $50.7 million in equipment financings and $2.4 million in warrant and equity investments.

Proceeds received from repayments of the Company’s debt investments during the quarter ended June 30, 2022 totaled approximately $44.4 million, which included $16.8 million from early debt repayments.

Net portfolio growth from investment activity for the quarter ended June 30, 2022 was approximately $149.2 million.

The level of the Company's investment activity can vary substantially from period to period depending on many factors. Such factors may include the amount of loans, equipment financings and equity capital required by growth stage companies, the general economic environment and market conditions, including as a result of the COVID-19 pandemic, current geopolitical conditions, and the competitive environment for the types of investments the Company makes.

For the three-month period ended June 30, 2022, the Company estimates that its unaudited total investment income will be between $32.6 million and $34.3 million and its unaudited net investment income will be between $15.3 million and $16.1 million, or between $0.50 and $0.52 per share. The unaudited estimate of the range of the net asset value per share of the Company's common stock as of June 30, 2022 is between $14.60 and $14.64.

There are material limitations with making available preliminary estimates of the Company's financial results for the quarter ended June 30, 2022. The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Ernst & Young LLP, the Company's independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company's financial closing procedures and are not a comprehensive statement of its financial results or valuations as of June 30, 2022 and have not been approved by the Board. The Company advises you that its actual results may differ materially from these estimates as a result of the completion of the period and its financial closing procedures, final adjustments, valuation process and other developments that may arise between now and the time that our financial results are finalized.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

Press Release

On July 20, 2022, the Company issued a press release announcing the pricing of the Notes. This press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 19, 2022, by and between Trinity Capital Inc. and Keefe, Bruyette & Woods, Inc. and UBS Securities, LLC as representative of the several underwriters named in Schedule 1 thereto.

4.1	Indenture, dated as of January 16, 2020, by and between Trinity Capital Inc. and U.S. Bank National Association, as trustee (incorporated by reference to exhibit 4.3 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.2	First Supplemental Indenture, dated as of January 16, 2020, between Trinity Capital Inc. and U.S. Bank National Association, as trustee (incorporated by reference to exhibit 4.4 to the Company’s Registration Statement on Form 10 filed on January 16, 2020).

4.3	Form of 7.00% Note due 2025 (included as part of Exhibit 4.2)

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated July 19, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

July 22, 2022	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer

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